Exhibit 10.42

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (“Assumption”) is made and entered into effective this 17th day of September 2004, by and among COMPASS BANK, whose address is 8100 East Arapahoe Road, Englewood, CO 80112 (“Compass”); 6901 TOWER, LLC, a Colorado limited liability company, whose address is 1125 17th Street, Suite 2500, Denver, CO 80202 (“6901 Tower”); HH DENVER LLC, a Delaware limited liability company whose address is 8405 Greensboro Drive, Suite 500, McLean, VA 22102 (“HH Denver”), L.C. FULENWIDER, INC., a Colorado corporation (“Fulenwider”), and HIGHLAND HOSPITALITY CORPORATION, a Maryland corporation, whose address is 8405 Greensboro Drive, Suite 500, McLean, VA 22102 (“Highland Hospitality”).

RECITALS

WHEREAS, on or about October 31, 2001, Compass and 6901 Tower entered into a loan agreement (“Loan Agreement”) wherein Compass agreed to lend to 6901 Tower the principal sum of $12,500,000.00 (“Loan”), the terms and conditions of such Loan are set forth in the following documents, all dated October 31, 2001, and all executed in connection with and/or secure the Loan:

A.	Loan Agreement;

B.	Promissory Note (“Note”);

C.	Deed of Trust wherein 6901 Tower granted to Compass a security interest in certain real property located in the County of Denver, State of Colorado (“Real Property”), as fully described therein (“Deed of Trust”);

D.	Assignment of Leases and Rents (“Assignment Leases”);

E.	Subordination Agreement subordinating that certain Management Agreement dated December, 1995 between 6901 Tower and Marriott Management Corporation (“Management Agreement”);

F.	Commercial Security Agreement (“Security Agreement”);

G.	Limited Guaranty Agreement of L.C. Fulenwider, Inc.;

H.	Environmental Indemnity Agreement (“Environmental Indemnity Agreement”);

I.	Estoppel Certificate;

J.	Receipt and Closing Certificate;

K.	UCC Financing Statements; and

L.	Compliance Agreement (“Compliance”).

(sometimes hereinafter collectively referred to as “Loan Documents”).

WHEREAS, as part of the Loan, 6901 Tower executed an ISDA Master Agreement dated September 7, 2001 (“Master Agreement”).

WHEREAS, 6901 Tower has entered into an agreement whereby HH Denver will simultaneously with this Assumption, purchase the Real Property and assume all of obligations as a borrower under the Loan and certain of the Loan Documents and HHC TRS OP LLC (“HHC TRS”), an affiliate of HH Denver will assume all of the obligations of 6901 Tower under the Management Agreement.

WHEREAS, Compass has agreed to the assumption of the Loan by HH Denver, pursuant to the terms and conditions of this Agreement as set forth as follows.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Compass, 6901 Tower and HH Denver agree as follows:

1. Acknowledgement of Amounts Due and Owing. Compass, 6901 Tower and HH Denver hereby acknowledge that the amounts due and owing on the Promissory Note, as of September 17, 2004, are $11,644,074.75 as principal. Compass acknowledges that as of the date of this Agreement, that there are no defaults or events that with notice or the passage of time or both would constitute a default by 6901 Tower under the Loan Agreement or the Loan Documents.

2. Assumption of Note. Compass hereby consents and agrees that HH Denver may assume all of 6901 Tower’s obligations as maker of the Note. Accordingly, HH Denver hereby assumes all of 6901 Tower’s obligations as maker of the Note. HH Denver, by execution of this Assumption, is deemed to be a maker of the Note and HH Denver assumes all obligations thereunder as though such Note had originally been made, executed and delivered to Compass by HH Denver.

3. Assumption of Certain Loan Documents. HH Denver is hereby deemed to be a Borrower under the Loan Agreement, the Note, the Deed of Trust, the Assignment of Leases, the Security Agreement and the Compliance (collectively “Assumed Loan Documents”) and HH Denver assumes all obligations thereunder as though each Assumed Loan Document had been made, executed and delivered to Compass by HH Denver.

4. Revisions to Assumed Loan Documents. All references to 6901 Tower in the Assumed Loan Documents shall be deemed revised to reflect HH Denver as the Borrower and all references to Fulenwider shall be deemed revised to reflect Highland Hospitality as the Guarantor. Additionally, all references to the Master Agreement shall now be deemed to reference the ISDA Master Agreement dated September 7, 2001, as assigned to HH Denver pursuant to the assignment documents related to the Master Agreement executed contemporaneously herewith. The following documents are hereby deemed to be revised as follows:

(a) Loan Agreement Paragraph 11 is no longer applicable and shall be deemed stricken. Paragraph 13(a) shall be deemed revised to reflect that HH Denver is a Delaware limited liability company. Paragraph 13(h) shall be deemed revised to add the Lease between HH Denver, as Lessor and HHC TRS, dated September 17, 2004 as a Permitted Encumbrance. Paragraph 14(b) will be deemed revised to remove Fulenwider and to require Highland Hospital to maintain the Minimum Net Worth requirement. Paragraph 28 shall be deemed revised to reflect the following names and addresses:

If to Borrower:

HH Denver LLC

c/o Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, VA 22102

Attn: General Counsel

If to Lender:

Compass Bank

8100 E Arapahoe Road

Englewood, CO 80112

If to Guarantor:

Highland Hospitality Corporation

8405 Greensboro Drive, Suite 500

McLean, VA 22102

Attn: General Counsel

Accordingly, HH Denver LLC and Highland Hospitality acknowledge and agree that they will be bound under the Assumed Loan Documents, as the Borrower and the Guarantor, respectively, except as specifically modified herein.

5. Covenants. HH Denver hereby specifically acknowledges and agrees that it is bound by the covenants contained in the Loan Documents, specifically including the covenants contained in the Loan Agreement regarding debt coverage ratio, financial reporting and funding of the capital improvement reserve.

6. Capital Reserve Account. Compass, 6901 Tower and HH Denver hereby acknowledge and agree that the Capital Reserve Account (as defined in the Loan Agreement) which has a current balance of $719,804.92 shall be transferred to the name of HHC TRS, and that such Capital Reserve Account shall continue to be maintained at Compass’ financial institution. Additionally, contemporaneously herewith, HH Denver shall cause HHC TRS to execute and deliver to Compass a security agreement in form attached hereto as Exhibit A, wherein HHC TRS will pledge to Compass a security interest in the Capital Reserve Account.

7. Management Agreement with Marriott. 6901 Tower and HH Denver shall have provided Compass with copies of all assignment documentation regarding the assumption of the Management Agreement with Courtyard Management Corporation by HHC TRS. HHC TRS has agreed to comply with all terms and conditions of the Management Agreement, including but not limited to the requirement to fund the reserve for capital improvements pursuant to the terms of the Management Agreement.

8. ISDA Master Agreement. Contemporaneously herewith, HH Denver agrees to execute and deliver to Compass an Assignment which evidences the assignment of the Master Agreement in form attached hereto as Exhibit B.

9. Guaranty of Highland Hospitality. Contemporaneously herewith, Highland Hospitality will execute and deliver to Compass a Guaranty Agreement in form attached hereto as Exhibit C. Hospital Hospitality is not assuming the Loan, the Assumed Loan Documents or the obligations thereunder, but is executing this Assumption for the sole purpose of consenting to the assumption of the Loan and the Assumed Loan Documents by HH Denver and Highland Hospitality’s obligation is governed by the Guaranty (as defined in the Loan Agreement).

10. Payment of Lender’s Fees Contemporaneously herewith, HH Denver shall pay to Compass loan fees to include an assumption fee in the amount of $29,250.00 and all of Lender’s fees and costs incurred in connection with this Assumption, including but not limited to, title fees and reasonable attorneys’ fees and costs. However, HH Denver will not be responsible for payment of expenses related to the appraisal of the Real Property.

11. Release of 6901 Tower and Fulenwider. Compass agrees that upon full execution of all documents related to this Assumption, including this Assumption, the Modification of Deed of Trust, the Guaranty, the Environmental Indemnity Agreement, the Subordination, Nondisturbance and Attornment Agreement, the Commercial Security Agreement executed by HH Denver, the Commercial Security Agreement executed by HHC TRS, the Subordination Agreement (Operating Lease), W-9 Form, Assignment (ISDA Master Agreement), Secretary’s Certificate Regarding Interest Rate Protection Product Transactions with Compass Bank, Interest Rate Swap Payment Instructions, Assignment and Assumption of Management Agreement, that 6901 Tower and Fulenwider will be released from all of its obligations under the Loan, the Promissory Note, the Loan Agreement, the Master Agreement, the Loan Documents, and the Guaranty Agreement, except for their continuing environmental indemnity obligation to Compass related to environmental issues which arose on the Real Property prior to the date of this Agreement, as evidenced by the Environmental Indemnity Agreement. The release of 6901 Tower and Fulenwider will be in the form attached hereto at Exhibit D.

12. Enforceability of Loan Documents. The parties acknowledge and agree that except as specifically modified by this Assumption, the Loan Documents, as modified herein, shall remain in full force and effect. The terms of this Assumption shall supersede and control over any inconsistent provision contained in the Loan Documents. The parties agree to execute, within ten (10) days of receipt, any and all additional documents which Compass may deem reasonably necessary in order to evidence the intent of the parties to this Assumption.

13. Good Faith Language. The parties hereto understand and agree that Compass has entered into this Assumption in good faith based on the request for this Assumption made by 6901 Tower and HH Denver.

14. General Release Language. 6901 Tower and HH Denver, for themselves, their successors, heirs, personal representatives, executors, administrators and assigns, do hereby completely and unconditionally release and forever discharge Compass, together with its officers, directors, employees, agents, attorneys and shareholders of Compass, as well as the successors and assigns of Compass, from and against any and all claims, demands, actions, causes of action, costs, expenses, damages or liabilities of whatever kind or nature, direct, indirect, third-party or derivative, known or unknown, absolute or contingent, which are based directly or indirectly upon facts, events, transactions or occurrences existing or transpiring or relating, in any manner whatsoever, to the Note, the Loan Documents or this Assumption as of the date of this Assumption.

15. No Representations Language/No Endorsement of Success or Feasibility. The parties hereto understand and agree that Compass’s consent to this Assumption is not to be construed by them or any other party as an endorsement or acknowledgment by Compass, either explicitly or implicitly, of the feasibility or likelihood of success of this Assumption. Further, Compass makes no representations regarding the tax consequences of this transaction.

16. Governing Law. This Assumption and the transactions evidenced hereby are governed by the laws of the State of Colorado.

17. Successors Bound/Integration. The provisions of this Assumption shall bind the respective heirs, executors, personal representatives, administrators, successors and assigns of the parties hereto. This Assumption incorporates all prior discussions and negotiations between the parties and may not be amended except in writing duly acknowledged by the parties.

18. Severability. The invalidity or unenforceability of any term or provision of this Assumption shall not affect the validity or enforceability of the remaining terms and provisions hereof and each provision of this Assumption shall be valid and enforceable to the fullest extent permitted by law. The execution of this Assumption shall constitute a binding and enforceable agreement.

19. Counterparts. This Assumption may be separately executed, each of which shall be considered an original, and when taken together shall constitute the entire agreement between the parties.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have hereunder set their hands the day and year first above written.

COMPASS BANK

By:	/s/ Frederick K. Trask
Frederick K. Trask
Vice President

STATE OF COLORADO		)
) ss.
COUNTY OF ARAPAHOE		)

The foregoing instrument was acknowledged before me this 17th day of September 2004, by Frederick K. Trask, as Vice President of Compass Bank.

Witness my hand and official seal.

[SEAL]	/s/ Elizabeth W. Agerson
Notary Public
	My commission expires:	1/13/2008

6901 TOWER, LLC,

a Colorado limited liability company

By:
L.C. FULENWIDER, INC.,
a Colorado corporation
its managing member

	By:	/s/ L.C. Fulenwider, III
L.C. Fulenwider, III
President

STATE OF COLORADO		)
) ss.
COUNTY OF		Denver )

The foregoing instrument was acknowledged before me the 17th day of September 2004, by L.C. Fulenwider, III, President of L.C. Fulenwider, Inc., a Colorado corporation, managing member of 6901 Tower, LLC, a Colorado limited liability company.

Witness my hand and official seal.

/s/ Mary C. Olson
Notary Public
My commission expires:	9/22/05

HH DENVER LLC

a Delaware limited liability company

By:	/s/ Patrick W. Campbell
Patrick W. Campbell
Vice President

STATE OF Maryland	)
) ss.
COUNTY OF Montgomery	)

The foregoing instrument was acknowledged before me this 16 day of September 2004, by Patrick W. Campbell, as Vice President of HH Denver LLC, a Delaware limited liability company.

Witness my hand and official seal.

[SEAL]	/s/ Sharon A. Rowe
Notary Public
	My commission expires:	10/01/08

L.C. FULENWIDER, INC.,
a Colorado corporation

By:	/s/ L.C. Fulenwider, III
L.C. Fulenwider, III
President

STATE OF COLORADO	)
) ss.
COUNTY OF Denver	)

The foregoing instrument was acknowledged before me the 17th day of September 2004, by L.C. Fulenwider, III, President of L.C. Fulenwider, Inc., a Colorado corporation.

Witness my hand and official seal.

Mary C. Olson
Notary Public
My commission expires:	9/22/05

Guarantor hereby executes this Assumption solely for the purpose of acknowledging its consent to the assumption of the Loan and the Assumed Loan Documents by HH Denver LLC

HIGHLAND HOSPITALITY CORPORATION
a Maryland corporation

By:	/s/ Patrick W. Campbell
Patrick W. Campbell
Executive Vice President

STATE OF Maryland		)
) ss.
COUNTY OF Montgomery		)

The foregoing instrument was acknowledged before me this 16 day of September 2004, by Patrick W. Campbell, as Executive Vice President of Highland Hospitality Corporation, a Maryland corporation.

Witness my hand and official seal.

[SEAL]	Sharon A. Rowe
Notary Public
	My commission expires:	10/01/08

EXHIBIT A

COMMERCIAL SECURITY AGREEMENT (HHC TRS OP LLC)

EXHIBIT B

ASSIGNMENT OF ISDA MASTER AGREEMENT

EXHIBIT C

GUARANTY AGREEMENT OF HIGHLAND HOSPITALITY CORPORATION

EXHIBIT D

RELEASE OF 6901 TOWER AND FULENWIDER